SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2004

Eagle Materials Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-12984 (Commission File Number)	75-2520779 (IRS Employer Identification No.)

3811 Turtle Creek Blvd., Suite 1100 Dallas, Texas (Address of principal executive offices)	75219 (Zip code)

(214) 432-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address if changed from last report)

Item 7. Financial Statements and Exhibits.

Exhibit
Number	Description

99.1	Press Release dated July 26, 2004

Item 12. Results of Operations and Financial Condition.

     On July 26, 2004, Eagle Materials Inc., a Delaware corporation (the “Corporation”), announced its results of operations for the quarter ended June 30, 2004. A copy of the Corporation’s press release announcing these results is attached as Exhibit 99.1 hereto and is hereby incorporated in this Item 12 in its entirety by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE MATERIALS INC.

By:	/s/ Arthur R. Zunker, Jr. Name: Arthur R. Zunker, Jr. Title: Senior Vice President - Finance and Treasurer

Date: July 26, 2004

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated July 26, 2004.